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                                                                     Exhibit 10

           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated April 7, 2008, relating to the financial statements of Prudential Annuities Life Assurance Corporation Variable Account B, which appears in the December 31, 2007 Annual Report to the contract owners of Prudential Annuities Life Assurance Corporation Variable Account B. We also consent to the use in this Registration Statement of our report dated March 14, 2008, relating to the financial statements of Prudential Annuities Life Assurance Corporation, which appears in Prudential Annuities Life Assurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 11, 2008